Exhibit 99.1

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: January 6, 2023 6:00 a.m. EST	Contact:	Justin Roberts, Investor Relations
Jack Isselmann, Media Relations
Ph: 503-684-7000

Greenbrier Reports First Quarter Results

New railcar orders for 5,600 units results in book-to-bill of 1.2x

Continued strong lease fleet utilization of 98%

GAAP EPS of ($0.51) driven by $24 million ($18 million after tax) non-cash impairment at Portland manufacturing operation

Adjusted EPS of $0.05, excluding impairment

Lake Oswego, Oregon, January 6, 2023 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its first fiscal quarter ended November 30, 2022.

First Quarter Highlights

•

Diversified new railcar orders for 5,600 units valued at $700 million and deliveries of 4,800 units. Deliveries exclude 2,300 leased railcars produced onto the Balance Sheet to either be syndicated in future quarters or capitalized into the long-term lease fleet.

•	New railcar backlog of 28,300 units with an estimated value of $3.4 billion as of November 30, 2022; excludes railcar conversion backlog of 1,800 units valued at $150 million.

•	Liquidity of $477 million, including $263 million in cash and $214 million of available borrowing capacity at quarter end.

•

Ceasing railcar manufacturing at Portland, Oregon facility following completion of current production commitment and undertaking a strategic evaluation of Marine business, resulting in a non-cash charge of $24 million related to the impairment of long-lived assets.

•

Net loss attributable to Greenbrier for the quarter was $17 million, or $0.51 per diluted share, on revenue of $767 million. Results include $18 million charge ($0.56 per share), net of tax, related to the non-cash asset impairment.

•	Adjusted net earnings attributable to Greenbrier was $1.6 million or $0.05 per diluted share.

•	Adjusted EBITDA for the quarter was $49 million, or 6.4% of revenue.

•	Board declares a quarterly dividend of $0.27 per share, payable on February 16, 2023 to shareholders of record as of January 26, 2023 representing Greenbrier’s 35th consecutive quarterly dividend.

•	Board renews and extends $100 million share repurchase program through January 2025.

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Greenbrier Reports First Quarter Results (Cont.)	Page 2

•	Subsequent to quarter end, Greenbrier acquired the minority interest in the GBX Leasing joint venture and now owns 100% to further support our leasing strategy.

“Greenbrier’s business momentum continued in our fiscal first quarter, driven by a strong commercial performance that led to a book-to-bill of 1.2x. However, as new railcar production ramped, manufacturing margins were impacted by higher costs for outsourced parts, material shortages, supplier issues and lingering supply chain complications. We have been executing a plan to source key components internally, which we expect will be completed by the fourth quarter of this fiscal year. This will meaningfully reduce our input costs and provide us greater control over our supply chains. Likewise, concluding manufacturing activity at our Portland facility will drive higher performance by optimizing production capacity and reducing our cost structure.” said Lorie Tekorius, Chief Executive Officer & President.

“Additionally, Greenbrier’s recent agreement to purchase the outstanding interest in GBX Leasing demonstrates our commitment to grow the leasing business. We are developing our railcar leasing platform and increased the owned fleet to 14,100 units, or nearly 65% since April 2021. Rising lease rates and high fleet utilization support our confidence in the value of leasing to our overall business. Managing through near-term economic uncertainty, we remain focused on execution and are confident in our outlook as railcar demand and our production efficiency normalizes through the fiscal year. In the meantime, Greenbrier is well-positioned with strong liquidity and a $3.4 billion manufacturing backlog.”

Business Update & Outlook

Based on current trends and production schedules, Greenbrier expects the following performance in fiscal 2023:

•	Deliveries of 22,000 – 24,000 units including approximately 1,000 units in Greenbrier-Maxion (Brazil)

•	Revenue at $3.2 – $3.6 billion

•	Capital expenditures at approximately $240 million in Leasing & Management Services, $80 million in Manufacturing and $10 million in Maintenance Services

•	Proceeds of equipment sales are expected to be approximately $110 million

•	Build and capitalize into the lease fleet approximately 2,000 units. These units are not included in the delivery guidance.

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Greenbrier Reports First Quarter Results (Cont.)	Page 3

Financial Summary

	Q1 FY23	Q4 FY22	Sequential Comparison – Main Drivers
Revenue	$766.5M	$950.7M	~2,300 units produced onto the Balance Sheet and timing of syndication activity
Gross margin	$69.5M	$127.3M	Manufacturing margin and margin % impacted by increased costs related to outsourced components, material shortages, supplier issues and other supply chain complications
Gross margin %	9.1%	13.4%
Selling and administrative	$53.4M	$68.8M	Lower employee-related costs, consulting and incentive compensation expense
Adjusted EBITDA	$48.7M	$88.8M	Lower gross margin
Net (earnings) loss attributable to noncontrolling interest	$0.6M	($9.2M)	Operating challenges and fewer units delivered at GIMSA joint venture
Adjusted Net earnings attributable to Greenbrier	$1.6M(1)	$20.2M	Lower gross margin partially offset by lower selling & administrative expense
Adjusted diluted EPS	$0.05(1)	$0.60

(1)	Excludes $18.3 million ($0.56 per share), net of tax, of non-cash asset impairment.

Segment Summary

	Q1 FY23	Q4 FY22	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$646.5M	$817.5M	~2,300 units produced onto the Balance Sheet to either be syndicated or capitalized into the long-term lease fleet
Gross margin	$42.0M	$84.5M	Impacted by increased costs related to outsourced components, material shortages, supplier issues and other supply chain complications
Gross margin %	6.5%	10.3%
Operating margin % (1)	(0.5%)	7.6%	Includes the $24 million non-cash asset impairment; excluding the impairment, operating margin would be 3.2%
Deliveries (2)	4,500	5,700	More units produced onto the Balance Sheet
Maintenance Services
Revenue	$85.5M	$87.2M	Modestly lower volumes of wheelsets
Gross margin %	6.9%	10.6%	Increased labor and transportation costs for wheelsets; certain costs expected to be passed through to customers going forward
Operating margin % (1) (3)	6.4%	13.0%	Prior quarter included gain on dissolution of axle joint venture
Leasing & Management Services
Revenue	$34.5M	$46.0M	Lower volume of syndication activity
Gross margin %	62.6%	73.0%
Operating margin (1) (3)	45.2%	53.0%
Fleet utilization	97.9%	98.4%

(1)	See supplemental segment information on page 10 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.
(3)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

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Greenbrier Reports First Quarter Results (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its first quarter of 2023 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website.

Teleconference details are as follows:

•	January 6, 2023

•	8:00 a.m. Pacific Standard Time

•	Phone: 1-888-317-6003 (Toll Free) 1-412-317-6061 (International), Entry Number “4920914”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

•	Please access the site 10-15 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our maintenance services business unit. Greenbrier manages 408,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. GBXL and Greenbrier own a lease fleet of approximately 14,100 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports First Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	November 30, 2022	August 31, 2022	May 31, 2022	February 28, 2022	November 30, 2021
Assets
Cash and cash equivalents	$263.3	$543.0	$449.7	$586.8	$410.8
Restricted cash	17.2	16.1	16.1	15.7	27.1
Accounts receivable, net	495.6	501.2	464.8	399.0	393.3
Income tax receivable	28.9	39.8	129.4	106.0	106.2
Inventories	874.9	815.3	781.7	728.5	631.4
Leased railcars for syndication	272.5	111.1	142.9	80.0	99.1
Equipment on operating leases, net	836.2	770.9	676.1	650.4	751.3
Property, plant and equipment, net	617.6	645.2	642.7	646.5	654.4
Investment in unconsolidated affiliates	94.2	92.5	96.2	90.2	83.1
Intangibles and other assets, net	189.0	189.1	177.8	179.6	183.0
Goodwill	127.7	127.3	128.7	130.0	130.3

	$3,817.1	$3,851.5	$3,706.1	$3,612.7	$3,470.0

Liabilities and Equity
Revolving notes	$290.5	$296.6	$303.3	$292.2	$516.3
Accounts payable and accrued liabilities	676.5	725.1	639.0	581.2	540.4
Deferred income taxes	49.8	68.6	72.9	51.9	51.3
Deferred revenue	53.2	35.3	33.3	43.0	36.6
Notes payable, net	1,301.5	1,269.1	1,202.6	1,209.2	895.7
Contingently redeemable noncontrolling interest	27.7	27.7	27.8	28.5	29.7
Total equity – Greenbrier	1,265.8	1,276.9	1,270.4	1,252.6	1,237.3
Noncontrolling interest	152.1	152.2	156.8	154.1	162.7

Total equity	1,417.9	1,429.1	1,427.2	1,406.7	1,400.0

	$3,817.1	$3,851.5	$3,706.1	$3,612.7	$3,470.0

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Greenbrier Reports First Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Three Months Ended November 30,
	2022	2021
Revenue
Manufacturing	$646.5	$452.5
Maintenance Services	85.5	72.4
Leasing & Management Services	34.5	25.8

	766.5	550.7
Cost of revenue
Manufacturing	604.5	421.6
Maintenance Services	79.6	71.2
Leasing & Management Services	12.9	10.3

	697.0	503.1
Margin	69.5	47.6
Selling and administrative expense	53.4	44.3
Net gain on disposition of equipment	(3.3)	(8.5)
Impairment of long-lived assets	24.2	—

Earnings (loss) from operations	(4.8)	11.8
Other costs
Interest and foreign exchange	19.6	12.6

Loss before income tax and earnings from unconsolidated affiliates	(24.4)	(0.8)
Income tax benefit	3.8	1.4

Earnings (loss) before earnings from unconsolidated affiliates	(20.6)	0.6
Earnings from unconsolidated affiliates	3.3	5.0

Net earnings (loss)	(17.3)	5.6
Net loss attributable to noncontrolling interest	0.6	5.2

Net earnings (loss) attributable to Greenbrier	$(16.7)	$10.8

Basic earnings (loss) per common share:	$(0.51)	$0.33
Diluted earnings (loss) per common share:	$(0.51)	$0.32
Weighted average common shares:
Basic	32,719	32,510
Diluted	32,719	33,570
Dividends per common share	$0.27	$0.27

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Greenbrier Reports First Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Three Months Ended November 30,
	2022	2021
Cash flows from operating activities
Net earnings (loss)	$(17.3)	$5.6
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Deferred income taxes	(19.0)	(4.8)
Depreciation and amortization	26.0	25.4
Net gain on disposition of equipment	(3.3)	(8.5)
Stock based compensation expense	3.2	1.1
Impairment of long-lived assets	24.2	—
Noncontrolling interest adjustments	5.5	(0.3)
Other	0.9	0.7
Decrease (increase) in assets:
Accounts receivable, net	8.1	(92.8)
Income tax receivable	10.9	5.9
Inventories	(56.3)	(64.4)
Leased railcars for syndication	(195.3)	(29.5)
Other assets	(7.0)	(5.9)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(53.7)	(24.1)
Deferred revenue	17.6	(5.1)

Net cash used in operating activities	(255.5)	(196.7)

Cash flows from investing activities
Proceeds from sales of assets	13.8	28.0
Capital expenditures	(57.0)	(186.9)
Investments in and advances to / repayments from unconsolidated affiliates	0.9	0.2
Cash distribution to / from unconsolidated affiliates and other	(0.7)	—

Net cash used in investing activities	(43.0)	(158.7)
Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	(83.4)	147.6
Net change in revolving notes with maturities longer than 90 days	75.0	—
Proceeds from issuance of notes payable	41.0	—
Repayments of notes payable	(9.2)	(2.0)
Debt issuance costs	—	(1.2)
Dividends	(9.3)	(9.3)
Cash distribution to joint venture partner	(2.5)	(1.0)
Tax payments for net share settlement of restricted stock	(2.3)	(3.4)

Net cash provided by financing activities	9.3	130.7

Effect of exchange rate changes	10.6	(8.8)
Decrease in cash and cash equivalents and restricted cash	(278.6)	(233.5)
Cash and cash equivalents and restricted cash
Beginning of period	559.1	671.4

End of period	$280.5	$437.9

Balance Sheet Reconciliation:
Cash and cash equivalents	$263.3	$410.8
Restricted cash	17.2	27.1

Total cash and cash equivalents and restricted cash	$280.5	$437.9

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Greenbrier Reports First Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL LEASING INFORMATION

(In millions, except owned and managed fleet, unaudited)

Greenbrier’s leasing strategy provides an additional “go to market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, and origination of leases for syndication partners as well as providing a platform for further growth at scale. Investing in leasing assets delivers predictable, tax-advantaged cash flows although it reduces Greenbrier’s Manufacturing revenue and margin in the short-term. Greenbrier expects to invest a minimum of $200 million per year to support this growth strategy.

Key information for the consolidated Leasing & Management Services segment:

(In Units)	November 30, 2022	August 31, 2022
Owned fleet(1)	14,100	12,200
Managed fleet	408,000	408,000
Owned fleet utilization(1)	98%	98%

	Three Months Ended
Greenbrier Lease Fleet (Units)	November 30, 2022	August 31, 2022
Beginning balance	12,200	11,800
Railcars added	2,300	1,700
Railcars sold / scrapped	(400)	(1,300)

Ending balance	14,100	12,200

	November 30, 2022	August 31, 2022
Equipment on operating lease(2)	$836.2	$770.9

GBX Leasing non-recourse warehouse	$—	$—
GBX Leasing ABS non-recourse notes	315.7	318.6
Leasing non-recourse term loan	306.6	268.0

Total Leasing non-recourse debt	$622.3	$586.6

Fleet leverage %(3)	74%	76%

(1)	Owned fleet includes Leased railcars for syndication
(2)	Equipment on operating lease assets not securing Leasing non-recourse term loan support the $600 million U.S. revolver
(3)	Total Leasing non-recourse debt / Equipment on operating lease

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Greenbrier Reports First Quarter Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Operating Results by Quarter for 2022 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$452.5	$555.7	$650.9	$817.5	$2,476.6
Maintenance Services	72.4	86.6	101.5	87.2	347.7
Leasing & Management Services	25.8	40.5	41.1	46.0	153.4

	550.7	682.8	793.5	950.7	2,977.7
Cost of revenue
Manufacturing	421.6	535.0	611.3	733.0	2,300.9
Maintenance Services	71.2	81.7	91.1	78.0	322.0
Leasing & Management Services	10.3	11.3	14.8	12.4	48.8

	503.1	628.0	717.2	823.4	2,671.7
Margin	47.6	54.8	76.3	127.3	306.0
Selling and administrative expense	44.3	54.7	57.4	68.8	225.2
Net gain on disposition of equipment	(8.5)	(25.1)	(0.7)	(2.9)	(37.2)

Earnings from operations	11.8	25.2	19.6	61.4	118.0
Other costs
Interest and foreign exchange	12.6	11.8	14.9	18.1	57.4

Earnings (loss) before income tax and earnings from unconsolidated affiliates	(0.8)	13.4	4.7	43.3	60.6
Income tax (expense) benefit	1.4	(3.2)	(1.1)	(15.2)	(18.1)

Earnings before earnings from unconsolidated affiliates	0.6	10.2	3.6	28.1	42.5
Earnings from unconsolidated affiliates	5.0	1.0	4.0	1.3	11.3

Net earnings	5.6	11.2	7.6	29.4	53.8
Net (earnings) loss attributable to noncontrolling interest	5.2	1.6	(4.5)	(9.2)	(6.9)

Net earnings attributable to Greenbrier	$10.8	$12.8	$3.1	$20.2	$46.9

Basic earnings per common share (1)	$0.33	$0.39	$0.10	$0.62	$1.44
Diluted earnings per common share (1)	$0.32	$0.38	$0.09	$0.60	$1.40
Dividends per common share	$0.27	$0.27	$0.27	$0.27	$1.08

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports First Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Segment Information

Three months ended November 30, 2022:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$646.5	$44.5	$691.0	$(3.4)	$4.0	$0.6
Maintenance Services	85.5	8.5	94.0	5.5	—	5.5
Leasing & Management Services	34.5	0.2	34.7	15.6	—	15.6
Eliminations	—	(53.2)	(53.2)	—	(4.0)	(4.0)
Corporate	—	—	—	(22.5)	—	(22.5)

	$766.5	$—	$766.5	$(4.8)	$—	$(4.8)

Three months ended August 31, 2022:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$817.5	$112.1	$929.6	$62.5	$9.8	$72.3
Maintenance Services	87.2	9.0	96.2	11.3	—	11.3
Leasing & Management Services	46.0	0.6	46.6	24.4	—	24.4
Eliminations	—	(121.7)	(121.7)	—	(9.8)	(9.8)
Corporate	—	—	—	(36.8)	—	(36.8)

	$950.7	$—	$950.7	$61.4	$—	$61.4

	Total assets
	November 30, 2022	August 31, 2022
Manufacturing	$1,861.7	$1,853.9
Maintenance Services	294.6	284.8
Leasing & Management Services	1,378.9	1,152.2
Unallocated, including cash	281.9	560.6

	$3,817.1	$3,851.5

SUPPLEMENTAL BACKLOG AND DELIVERY INFORMATION

(Unaudited)

Three Months Ended
November 30, 2022
Backlog Activity (units) (1)
Beginning backlog	29,500
Orders received	5,600
Production held on the Balance Sheet	(2,300)
Production sold directly to third parties	(4,500)

Ending backlog	28,300

Delivery Information (units) (1)
Production sold directly to third parties	4,500
Sales of Leased railcars for syndication	300

Total deliveries	4,800

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports First Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Reconciliation of Net earnings (loss) to Adjusted EBITDA

	Three Months Ended
	November 30, 2022	August 31, 2022
Net earnings (loss)	$(17.3)	$29.4
Interest and foreign exchange	19.6	18.1
Income tax (benefit) expense	(3.8)	15.2
Depreciation and amortization	26.0	26.1
Impairment of long-lived assets	24.2	—

Adjusted EBITDA	$48.7	$88.8

Reconciliation of Net earnings (loss) attributable to Greenbrier to Adjusted net earnings attributable to Greenbrier

	Three Months Ended
	November 30, 2022		August 31, 2022
Net earnings (loss) attributable to Greenbrier	$(16.7)		$20.2
Impairment of long-lived assets	18.3	(1)	—

Adjusted net earnings attributable to Greenbrier	$1.6		$20.2

(1)	Net of tax of $5.9 million

Reconciliation of Diluted earnings (loss) per share to Adjusted diluted earnings per share

	Three Months Ended
	November 30, 2022	August 31, 2022
Diluted earnings (loss) per share	$(0.51)	$0.60
Impairment of long-lived assets	0.56	—
Adjusted diluted earnings per share	$0.05	$0.60

Diluted weighted average shares outstanding	33,727	33,647

Share Calculations (in thousands)

	Three Months Ended
	November 30, 2022	August 31, 2022
Basic Shares	32,719	32,598
Dilutive effect of performance awards	1,008	1,049

Diluted weighted average shares outstanding	33,727	33,647

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Greenbrier Reports First Quarter Results (Cont.)	Page 12

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “believe,” “build,” “commitment,” “confident,” “continue,” “deliver,” “demonstrate,” “drive,” “execute,” “expect,” “focus,” “increase,” “momentum,” “optimize,” “outlook,” “provide,” “position,” “reduce,” “will,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about backlog and other orders, leasing performance, financing, future liquidity, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release including in the headlines and the sections titled “First Quarter Highlights,” a “Business Update & Outlook,” and “Supplemental Leasing Information.” These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; the war in Ukraine and related events, and the COVID-19 pandemic, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, operations and supply disruptions and labor shortages). Our backlog of railcar units and marine vessels and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Adjusted Financial Metric Definitions

Adjusted EBITDA, Adjusted net earnings attributable to Greenbrier and Adjusted diluted earnings per share (EPS) are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings (loss) before Interest and foreign exchange, Income tax benefit (expense), Depreciation and amortization and the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending and other items. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

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